                                                                    EXHIBIT 10.1

                                VOTING AGREEMENT

     This Voting Agreement ("Voting Agreement"), dated as of February 6, 2009, is among Glacier Bancorp, Inc., ("GBCI"), First Company, First National Bank & Trust (the "Bank"), and the undersigned, each of whom is a director of First Company or the Bank and/or a principal shareholder of First Company (in either case, a "Shareholder"). This Voting Agreement will be effective upon the signing of the Merger Agreement (defined below).

                                     RECITAL

     As an inducement for GBCI, First Company and the Bank to enter into the Plan and Agreement of Merger (the "Merger Agreement") dated as of the date hereof, whereby, among other things, First Company will merge with and into GBCI, and the Bank will become a wholly owned subsidiary of GBCI (the "Merger"), each of the Shareholders, for such Shareholder and his, her or its heirs and legal representatives, hereby agrees as follows:

                                    AGREEMENT

1. VOTING AND OTHER MATTERS. Each Shareholder will vote or cause to be voted all shares of First Company common stock that such Shareholder beneficially owns, with power to vote or direct the voting of (the "Shares"), in favor of approval of the Merger Agreement and the Merger. In addition, each Shareholder who is a director of First Company ("Director") will (a) recommend to the shareholders of First Company that they approve the Merger Agreement, and (b) refrain from any actions or omissions inconsistent with the foregoing, except as otherwise required by law, including, without limitation, the Directors' fiduciary duties to First Company and its shareholders.

2. NO TRANSFER. Until the earlier of the consummation of the Merger or the termination of the Merger Agreement, no Shareholder may sell, transfer, permit a lien or other encumbrance to be created with respect to, or grant any proxy in respect of (except for proxies solicited by the board of directors of First Company in connection with the First Company shareholders' meeting at which the Merger is presented for shareholder approval) any Shares, unless all other parties to any such sale or other transaction enter into an agreement in form and substance satisfactory to GBCI embodying the benefits and rights contained in this Voting Agreement.

3. INDIVIDUAL OBLIGATIONS. Obligations of each Shareholder under this Voting Agreement are intended to be several and not joint.

4.   MISCELLANEOUS.

     a. Severability. If any provision of this Voting Agreement or the application of such provision to any person or circumstances will be held invalid or unenforceable by a court of competent jurisdiction, such provision or application will be unenforceable only to the extent of such invalidity or unenforceability, and the remainder of the provision held invalid or unenforceable and the application of such provision to persons or circumstances, other than the party as to which it is held invalid, and the remainder of this Voting Agreement, will not be affected.

     b. Counterparts. This Voting Agreement may be executed in one or more counterparts, including facsimile counterparts, each of which will be deemed an original, but all of which taken together will constitute one and the same document.

     c. Governing Law. This Voting Agreement will be deemed a contract made under, and for all purposes will be construed in accordance with, the laws of the State of Wyoming. Venue of any legal action or proceeding between the parties related to this Voting Agreement shall be in Yellowstone County, Montana, and the parties each consent to the personal jurisdiction of the courts of the State of Montana and the federal courts located in Montana. Each Shareholder agrees not to claim that Yellowstone County, Montana, is an inconvenient place for trial.

     e. Remedies. Any breach of this Voting Agreement entitles GBCI and First Company to injunctive relief and/or specific performance, as well as any other legal or equitable remedies to which GBCI may be entitled.

     f. Defined Terms. Unless otherwise defined herein, capitalized terms used in this Voting Agreement have the meaning assigned to them in the Merger Agreement.

     g. Termination of Agreement. The Voting Agreement shall be effective from the date hereof and shall terminate and be of no further force and effect upon the earlier of (i) the Effective Time; or (ii) the termination of the Merger Agreement in accordance with its terms.

                      SIGNATURES APPEAR ON FOLLOWING PAGE.

This Voting Agreement is signed as of February 6, 2009.

GLACIER BANCORP, INC.                   FIRST COMPANY


By                                      By
   ----------------------------------      -------------------------------------
   Michael J. Blodnick
   President & Chief Executive
   Officer


                                        FIRST NATIONAL BANK & TRUST


                                        By
                                           -------------------------------------

SHAREHOLDERS:


-------------------------------------   ----------------------------------------
Bradley D. Bonner                       David R. Reetz


-------------------------------------   ----------------------------------------
Gary L. Mills                           Joel Revill


-------------------------------------   ----------------------------------------
Richard S. Nelson                       Victor J. Riley, Jr.


-------------------------------------   ----------------------------------------
Richard T. Nelson                       Colin M. Simpson


-------------------------------------   ----------------------------------------
Robert A. Nelson                        Julie M. Sullivan


-------------------------------------   ----------------------------------------
Douglas V. Nissen                       Jack T. Turnell


                                        3